CONFIDENTIAL TREATMENT REQUESTED
                        --------------------------------

    AMENDMENT NUMBER 2 TO DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

         This Amendment to Development, License, Supply Agreement (the "Amendment") is effective as of the 1st day of December 1998 between Elan Corporation plc, a corporation organized under the laws of Ireland ("Elan") and Schein Pharmaceutical, Inc., a Delaware corporation ("Schein").

                             Introduction

         A. Elan and Schein entered into a Development, License and Supply Agreement, dated March 31, 1998, as amended by Amendment Number 1 to the Development, License and Supply Agreement (the "Agreement").

         B. The parties wish to amend the Agreement in accordance with the \ terms of this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, it is agreed as follows:

         1. Definitions and Incorporation. Unless otherwise defined, all terms used herein shall have the meaning ascribed to them in the Agreement, and the terms and provisions of the Agreement are incorporated herein by reference as though set forth in full.

         2. Amendments. The parties agree as follows with respect to the pharmaceutical product __*__, each with an A Rated equivalence rating to __*___:

             2.1. __*__ shall be included in the definition of "DSDF" (and thereby also included in the definition of "Product") under the terms and conditions of the Agreement provided however, that the exclusive license granted to Schein for __*__ pursuant to Clause 2.1 of the Agreement shall be limited to prescription use in the Territory. For the avoidance of doubt, Schein shall have no rights to __*__ for over the counter non-prescription use in the Territory.

            2.2. Schein shall pay to Elan a license fee with respect to __*__ in the aggregate amount of $1,000,000, which shall be due upon the execution of this Amendment by both parties but payable on 31st March 1999.

            2.3. No development fees shall be payable to Elan for __*__ under the Agreement, including, without limitation, the cost for Pivotal Bio PK Study, pharmacokinetic studies and related assays, stability data generation, clinical studies and compilation and submission of dossiers required for registration, and market pack stability studies. Furthermore,

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* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.
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in no event, shall Elan shall be obliged to incur any such development fees or perform any development work on __*__.

            2.4. With respect to the __*__, the Parties hereby expressly agree that (i) Clauses 3.2 and 10.3 of the Agreement shall not apply and have no force or effect, and (ii) the application of Clause 13.1.1 of the Agreement shall be subject to Clause 2.6 of this Addendum. Schein also acknowledges that Clause 4.3 of the Agreement does not in any way restrict Elan's freedom to license third parties or itself to market any __*__ product which is A Rated to __*__ for over the counter non-prescription use in the Territory.

            2.5. At a date to be agreed in good faith between the Parties but in no event before July 1, 1999 (the "Supply Date"), Elan shall supply __*__ exclusively to Schein for prescription use under the terms of the Agreement. Elan shall use its commercially reasonable efforts to expeditiously supply __*__ to Schein prior to July 1, 1999. From and after said Supply Date, Elan shall be entitled to receive 45% of the Profit of __*__ in accordance with Clause 10.5 of the Agreement. For avoidance of doubt, the Parties hereby expressly agree that Elan's obligation to supply __*__ to Schein under the Agreement shall have no force or effect prior to the Supply Date and in particular, the provisions of Clauses 9.15 and 12.5.3 shall have no effect prior to such Supply Date.

            2.6. As of the date hereof, Elan is required to supply __*__ to __*__ ("__*__") pursuant to an agreement, dated __*__, as amended (the "__*__ Agreement"). Elan hereby undertakes to terminate in full the __*__ Agreement and __*__'s right to sell __*__ for prescription use in the Territory effective __*__. Elan shall pay to Schein __*__ generated by __*__ and Elan under the terms of the __*__ Agreement with respect to the sale of __*__ during the period commencing __*__ and ending __*__. Such __*__ shall be due and payable by Elan to Schein promptly after receipt thereof by Elan.

         3. Reaffirmation of the Agreement and Other Documents. Except as modified herein, all of the covenants, terms and conditions of the Agreement, and all documents, instruments and agreements executed in conjunction therewith remain in full force and effect and are hereby ratified and reaffirmed in all respects. In the event of any conflict, inconsistency or incongruity between the terms and conditions of this Amendment and the covenants, terms and conditions of the Agreement or any documents, instruments or agreements executed in conjunction therewith, the terms and conditions of this Amendment shall govern and control.

         4. Counterparts. This Amendment may be executed in two or more counterparts, each of which together shall constitute an original but which, when taken together, shall constitute but one instrument.

         IN WITNESS WHEREOF, this Amendment is executed as of the day and year first above written.
                                      ELAN CORPORATION, PLC

                                      By:      /s/ Donal J. Geaney
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                      SCHEIN PHARMACEUTICAL, INC.

                                      By:      /s/ Paul Kleutghen
                                         --------------------------------------
                                      Name:    Paul Kleutghen
                                      Title:   Sr VP, Strategic Development

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* Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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